Exhibit 5(a)


                           MINNESOTA POWER & LIGHT COMPANY
                               30 West Superior Street
                               Duluth, Minnesota  55802

          Philip R. Halverson-General Counsel
           and Corporate Secretary


                                                       February 16, 1996


          Minnesota Power & Light Company
          30 West Superior Street
          Duluth, Minnesota  55802


          Dear Sirs:

                    Referring to the proposed registration of Quarterly Income Preferred Securities (Preferred Securities) of MP&L Capital I (Trust) having an aggregate liquidation preference of up to $125,000,000, such Preferred Securities to be offered in an underwritten public offering; of a Guarantee of Minnesota Power & Light Company (Company) with respect to the Preferred Securities; and the issuance and sale to the Trust of up to $125,000,000 in aggregate principal amount of the Company's Junior Subordinated Debentures (Debentures) pursuant to the terms of an indenture from the Company to The Bank of New York, as trustee (Indenture), as contemplated in the Registration Statement (Registration Statement) on Form S-3 to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, I am of the opinion that:

               1. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Guarantee and the Guarantee shall have been duly executed and delivered;

               2. All requisite action necessary to make the Debentures valid, legal and binding obligations of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Debentures, the Indenture shall have been executed and delivered, and the Debentures shall have been issued and delivered to the Trust;

          in each case, except as such may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general principles of equity.

                    I hereby consent to the use of my name in the Registration Statement and to the use of this opinion as an exhibit thereto.

                                             Sincerely,

                                             /s/ Philip R. Halverson

                                             Philip R. Halverson